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                                                                    EXHIBIT 99.9

                             PORTAL SOFTWARE, INC.

                   NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                   ----------------------------------------
                            AUTOMATIC STOCK OPTION
                            ----------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Portal Software, Inc. (the "Corporation"):

          Optionee:
          --------  ------------------------------------------------------------

          Grant Date:
          ----------  ----------------------------------------------------------

          Exercise Price:    $                                        per share
          --------------       ---------------------------------------

          Number of Option Shares:   6000 shares of Common Stock
          -----------------------

          Expiration Date:
          ---------------  -----------------------------------------------------

          Type of Option:  Non-Statutory Stock Option
          --------------

          Date Exercisable:  Immediately Exercisable for any or all of the
          ----------------
          Option Shares as fully vested shares of Common Stock.


          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Portal Software, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.
                                                                 ---------

        Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the
                                                       ---------
Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.


        No Impairment of Rights. Nothing in this Notice or the attached
        -----------------------
Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

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          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:  _________________, _______


                                 PORTAL SOFTWARE, INC.

                                 By: ___________________________________________

                                 Title: ________________________________________



                                 _______________________________________________
                                                    OPTIONEE

                                 Address: ______________________________________

                                 _______________________________________________


ATTACHMENTS
-----------
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2
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                                   EXHIBIT A
                                   ---------

                       AUTOMATIC STOCK OPTION AGREEMENT
                       --------------------------------
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                                   EXHIBIT B
                                   ---------

                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------